UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	HHC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Subsequent to the filing of the 2021 Annual Report on Form 10-K for The Howard Hughes Corporation, a Delaware corporation, (the “Company”) and the Proxy Statement for the Company's 2022 Annual Meeting of Stockholders, the Audit Committee of the Board of Directors of the Company conducted a competitive process to determine the Company's independent registered public accounting firm for the 2022 fiscal year. The Audit Committee invited several independent registered public accounting firms, including Ernst & Young LLP (“E&Y”), to participate in the process.

On May 4, 2022, the Audit Committee approved the dismissal of E&Y as its independent registered public accounting firm, and authorized the engagement of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the 2022 fiscal year. The termination of E&Y became effective on May 9, 2022 upon completion by E&Y of its procedures on the unaudited interim financial statements of the Company as of and for the quarter ended March 31, 2022, and the filing of the related Quarterly Report on Form 10-Q.

E&Y was engaged by the Company in 2013. No audit report of E&Y for the years ended December 31, 2021 or December 31, 2020 contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through May 4, 2022, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of such disagreement in connection with its reports on the financial statements for such periods and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

On May 9, 2022, the Company provided E&Y with a copy of the disclosure contained herein prior to its filing with the Securities and Exchange Commission (the “Commission”), and requested that E&Y furnish the Company with a letter addressed to the Commission stating whether or not it agreed with the statements herein and, if not, stating the respects in which it does not agree. The Company has requested that E&Y provide the letter as promptly as possible so that the Company can file the letter with the Commission within ten business days after the filing of this Current Report on Form 8-K. A copy of that letter will be filed by amendment within two business days of receipt.

During the Company’s two most recent fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through May 4, 2022, neither the Company nor anyone acting on its behalf consulted with KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in connection with which either a written report or oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

FORWARD LOOKING STATEMENTS

Forward-Looking Statements

Statements made in this Current Report on Form 8-K (this “Current Report”) that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize,” “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this Current Report and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in the Company’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. The Company cautions you not to place undue reliance on the forward-looking statements contained in this Current Report. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
Peter F. Riley
Senior Executive Vice President, Secretary and General Counsel

Date: May 10, 2022